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                                                                    EXHIBIT 99.1
                                    AMENDMENT
                                     TO THE
                         WALLACE COMPUTER SERVICES, INC.
                      RETIREMENT PLAN FOR OUTSIDE DIRECTORS

         Effective as set forth below, this Amendment is made by WALLACE COMPUTER SERVICES, INC. (the "Company"), a corporation organized and existing under the laws of the State of Delaware.

         WHEREAS, the "Wallace Computer Services, Inc. Retirement Plan for Outside Directors" (the "Plan") was previously established and maintained by the Company for the benefit of its Outside Directors (as defined therein);

         WHEREAS, effective June 30, 2001, the board of directors of the Company (the "Board") terminated the Plan with the result that (i) no individual who became an Outside Director after such date was able to participate in the Plan and (ii) no additional benefits accrued under the Plan with respect to Years of Board Service (as defined therein) performed after June 30, 2001;

         WHEREAS, the Plan provides that benefits accrued under the Plan prior to the effective date of its termination shall not be reduced on account of such termination and shall be payable to each Outside Director who completes at least five Years of Board Service upon the later of his or her attainment of age 60 or retirement as an Outside Director;

         WHEREAS, in connection with its termination, the Board amended the Plan to provide that, although no benefits will accrue with respect to Years of Board Service after June 30, 2001, such Years of Board Service will continue to be credited solely for purposes of determining whether an Outside Director has completed at least five Years of Board Service in order to be eligible to receive benefits accrued under the Plan prior to and through June 30, 2001;

         WHEREAS, the Board also amended the Plan to provide that, notwithstanding any terms of the Plan to the contrary, individuals serving as Outside Directors as of the effective date of the termination who attain the mandatory retirement age of 70 years prior to completing five Years of Board Service (the "Affected Outside Directors") will be eligible for benefits under the Plan upon attainment of age 70 provided he or she serves on the Board until he or she attains age 70;

         WHEREAS, in connection with the transaction contemplated by the Agreement and Plan of Merger, dated as of January 16, 2003 (and as amended and restated as of April 14, 2003), among Moore Corporation Limited ("Moore"), Moore Holdings U.S.A. Inc., M-W Acquisition, Inc. and Wallace Computer Services, Inc. (the "Merger Agreement"), Moore has offered three members of the Board the opportunity to serve on the board of directors of Moore (as may be renamed Moore Wallace Incorporated) (the "Moore Board") after the Effective Time (as defined in the Merger Agreement);

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         WHEREAS, as a result of the transaction contemplated by the Merger
Agreement, Mr. William J. Devers, Jr., one of the Affected Outside Directors, shall retire as an Outside Director prior to his completion of five Years of Board Service and prior to his attainment of age 70;

         WHEREAS, pursuant to Section 6.01 of the Plan, the Board at any time may amend the Plan;

         WHEREAS, the Board desires to amend the Plan to recognize service on the Moore Board by a former member of the Board for purposes of determining (i) when an Outside Director shall commence receiving benefits accrued under the Plan prior to and through June 30, 2001 and (ii) whether an Outside Director has completed at least five Years of Board Service in order to be eligible to receive benefits accrued under the Plan prior to and through June 30, 2001; and

         WHEREAS, the Board desires to further amend the Plan to provide that, notwithstanding any terms of the Plan to the contrary, if Mr. Devers, as a result of the transaction contemplated by the Merger Agreement, retires as an Outside Director prior to his completion of five Years of Board Service and prior to his attainment of age 70, he shall be eligible to receive benefits accrued under the Plan prior to and through June 30, 2001, which benefits equal $30,250, in accordance with Section 4 of the Plan, provided that he continues to serve as an Outside Director until the Effective Time.

         NOW, THEREFORE, effective as of the Effective Time, the Plan is hereby amended as follows:

         1. Section 2.06 of the Plan is amended to add a new clause at the end thereof to read as follows:

               and, following the Effective Time (as defined in the Agreement and Plan of Merger, dated as of January 16, 2003 (and as amended and restated as of April 14, 2003), among Moore Corporation Limited ("Moore"), Moore Holdings U.S.A., M-W Acquisition, Inc. and Wallace Computer Services, Inc.), a member of the board of directors of Moore as may be renamed Moore Wallace Incorporated) (the "Moore Board") who is neither an employee, nor an officer of Moore or the Company, or of any subsidiary or affiliate thereof, provided he or she was a member of the Board of Directors of the Company until the Effective Time

         2. Section 2.10 of the Plan is amended to substitute the phrase "as an Outside Director" for the phrase "on the Board of Directors" as it appears in the fourth sentence thereof.

         3. Section 3.02 of the Plan is amended to substitute the phrase "as an Outside Director" for the phrase "on the Board of Directors of the Company" as it appears therein.

         4. Section 3 of the Plan is amended to add a new Section 3.03 immediately following Section 3.02 to read as follows:

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                    3.03 Notwithstanding anything contained herein to the
               contrary, Mr. William J. Devers, Jr. shall be eligible to receive benefits accrued under the Plan prior to and through June 30, 2001, which benefits equal $30,250, in accordance with Section 4 of the Plan provided he continues to serve as an Outside Director until the Effective Time.

         5. Section 4.04 of the Plan is amended (I) to substitute the phrase "as an Outside Director" for the phrase "on the Board of Directors" as it appears at the beginning of the first sentence therein and (II) to substitute the phrase "as an Outside Director" for the phrase "on the Board of Directors of the Company" as it appears at the end of the first sentence therein.

         6. Section 7.01 of the Plan is amended (I) to delete the phrase "on the Board of Directors of the Company" as it first appears therein and (II) to substitute the phrase "as an Outside Director" for the phrase "on the Board of Directors of the Company" as it appears the second time therein.

         In all other respects, the Plan is ratified and approved.

                                                       * * *

         IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by a duly authorized officer on the 12th day of May, 2003.

                                     WALLACE COMPUTER SERVICES, INC.

                                     By:  /s/ M. David Jones
                                        ----------------------------------------
                                     Title: Chairman and Chief Executive Officer
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